Exhibit 10.1
SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of August 30, 2023, by the United States Marshals Service (the “USMS”), for and on behalf of the United States, and Robinhood Markets, Inc., a Delaware corporation (the “Purchaser” or “Company”) (jointly, the “Parties” and each a “Party”).

RECITALS

WHEREAS, on December 30, 2022, the United States Magistrate Court in criminal case United States v. Samuel Bankman-Fried, et al., 22 Cr. 673 (S.D.N.Y.) (the “Criminal Case”), issued a seizure warrant captioned 22 MAG 10459 (the “Seizure Warrant”), authorizing the United States to seize Class A shares of the Company held by ED&F Man Capital Markets Inc. in account numbers 499-30500 and 429-30500 on behalf of Emergent Fidelity Technologies;

WHEREAS, on or about December 30, 2022, agents with the Federal Bureau of Investigation served the Seizure Warrant on ED&F Man Capital Markets Inc.;

WHEREAS, on or about January 4, 2023, ED&F Man Capital Markets Inc. transferred 55,273,469 shares of Class A Common Stock of the Company (the “Shares”) to the custody of the United States pursuant to the Seizure Warrant;

WHEREAS, pursuant to 28 C.F.R. § 0.111(b), the USMS may execute federal court orders, and pursuant to 28 C.F.R. § 0.111(i), the USMS may dispose of property subject to forfeiture;

WHEREAS, on August 13, 2023, the United States filed a motion in the Criminal Case for approval of an interlocutory sale of the Shares pursuant to 21 U.S.C. § 853(e)(1) and Federal Rule of Criminal Procedure 32.2(b)(7) (the “Motion”);

WHEREAS, substantially concurrently with the execution of this Agreement, the United States has received an interlocutory sales order in the Criminal Case from the United States District Court for the Southern District of New York allowing the sale of the Shares (the “Order”); and

WHEREAS, the USMS desires to sell and the Purchaser desires to purchase the Shares on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which each of the Parties acknowledges, the Parties agree as follows:

1.Agreement to Purchase. The USMS and the Purchaser agree that the Purchaser will purchase the Shares at an aggregate purchase price of $605,694,411.59 (the “Purchase Price”) which was determined upon and is equal to the arithmetic average of the Daily VWAPs of the Common Stock over each of the five consecutive trading days immediately preceding, but excluding, the date the Motion was filed in the Criminal Case. “Daily VWAP” means the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HOOD <EQUITY> AQR” (or, if such page is not available, its equivalent successor page). The Purchaser has made the necessary calculation to establish the Purchase Price and provided the underlying documentation and calculations to the USMS prior to the date hereof.

2.Closing. The USMS and the Purchaser will reasonably cooperate in mutually agreeing upon a date (the “Closing Date”) to consummate the transaction contemplated by this Agreement (the “Closing”) that satisfies the regulatory and convenience needs of both Parties, but in any event said date shall be no later than four business days following the execution of this Agreement by both parties and the satisfaction (or waiver) of the conditions set forth in Section 5 of this Agreement. The Purchaser will initiate the Closing by delivering an amount in cash equal to the Purchase Price to the USMS on the Closing Date via wire transfer, pursuant to wire transfer instructions provided by the USMS. The USMS shall direct its custodian broker to electronically deliver the Shares to the brokerage account specified by the Purchaser upon receipt by the USMS of the wire transfer of an amount in cash equal to the Purchase Price. The foregoing Closing Date notwithstanding, for tax and accounting purposes, the transaction shall be considered closed upon the delivery of the Shares to the Purchaser’s account.

3.Representations and Warranties of the USMS. The USMS hereby represents and warrants to the Purchaser that:

a.Power and Authority. Pursuant to 28 C.F.R. § 0.111(i) and the Order, the USMS has the power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.Authorization of this Agreement. The USMS represents that this Agreement has been duly authorized, validly executed, and delivered by the USMS, and assuming due authorization, execution, and delivery of this Agreement by the Purchaser, constitutes a valid and binding obligation of the United States, enforceable against the United States in accordance with its terms.

c.No Violation or Conflict. To the best of the USMS’ knowledge and belief, the execution, delivery, and performance by the USMS hereof will not violate or conflict with any law or regulation applicable to it, any order or judgment of any court or other agency of government applicable to it, or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

d.Title to Shares; No Liens. At the time of Closing, the USMS will have the authority to convey good and valid title to the Shares, free and clear of any liens, encumbrances, equities, and claims pursuant to the Order. Upon the delivery of the Shares as provided in Section 2, the Purchaser will acquire good and valid title to the Shares.

e.Necessary Information. The USMS acknowledges that it is basing its decision to sell the Shares upon information exclusively in its possession and is not relying upon statements, representations, or documents made or provided by the Purchaser (other than the representations and warranties set forth in Section 4 of this Agreement), including that the USMS has not and does not expect to receive any material non-public information from the Purchaser (other than the terms of this Agreement), and that the USMS, and the USMS alone, is responsible for the decision to sell the Shares and all consequences which follow from it, both known and unknown, foreseeable or not foreseeable.

f.No Brokers and Finders. The USMS has not employed any broker, finder, consultant, or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker’s, finder’s, or similar fee or commission in connection therewith or upon the consummation thereof.

4.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the USMS that:

a.Power and Authority. The Purchaser has the power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.Authorization of this Agreement. This Agreement has been duly authorized, validly executed, and delivered by the Purchaser, and assuming due authorization, execution, and delivery of this Agreement by the USMS, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

c.No Violation or Conflict. To the best of the Purchaser’s knowledge and belief, the execution, delivery, and performance by the Purchaser hereof will not violate or conflict with any law or regulation applicable to the Purchaser, any order or judgment of any court or other agency of government applicable to the Purchaser, any of the Purchaser’s assets or any contractual restriction binding on or affecting the Purchaser or any of the Purchaser’s assets, or any corporate articles or bylaws applicable to the Purchaser.

d.Approvals and Consents. The execution, delivery, and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no consent or approval on the part of the Purchaser except for such consents or approvals that have been obtained by the Purchaser.

e.Necessary Information. The Purchaser acknowledges that it is basing its decision to purchase the Shares upon information exclusively in its possession and is not relying upon statements, representations, or documents made or provided by the United States, its agencies, employees, or contractors (other than the representations and warranties set forth in Section 3 of this Agreement), including that the Purchaser has not and does not expect to receive any non-public information from the United States (other than the terms of this Agreement), and that the Purchaser, and the Purchaser alone, is responsible for the decision to purchase the Shares and all consequences which follow from it, both known and unknown, foreseeable or not foreseeable.

f.No Brokers and Finders. The Purchaser has not employed any broker, finder, consultant, or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker’s, finder’s, or similar fee or commission payable by the USMS in connection therewith or upon the consummation thereof.

g.Criminal Case. The Purchaser, and its officers, agents, and employees, are not acting and will not act in concert with Samuel Bankman-Fried, FTX Trading Ltd., Emergent Fidelity Technologies, BlockFi Inc., or any officer or subsidiary thereof, in connection with the purchase, transfer, or resale of the Shares.

h.Regulatory Filings. The Purchaser acknowledges that any filing or submission required by the U.S. Securities and Exchange Commission (the “SEC”),

NASDAQ, or any other governmental or regulating body related to the transaction contemplated by this Agreement remains the responsibility of the Purchaser.

5.Conditions to Closing. The obligations of the Parties to complete the sale of the Shares is contingent upon the satisfaction or waiver of the following:

a.The receipt and continued validity of the Order (i) permitting the sale of the Shares to the Company on the terms set forth herein and (ii) ordering that upon consummation of the transaction contemplated hereby, the Company shall have title to the Shares free and clear of any liens, claims or encumbrances, including any ownership claims from any other person; and

b.The representations and warranties of each Party contained herein must be true and correct on the date hereof and must be true and correct on the Closing Date as if made on such date and at any time between the date hereof and the Closing Date

6.Confidentiality. The Parties agree to keep confidential the terms of this Agreement and the transactions contemplated hereby until after the Closing unless such disclosure is (i) required by law, regulation or other applicable legal, judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process); by applicable U.S. securities laws or the rules or regulations of any national securities exchange; or as may be required by any other governmental or regulating body or (ii) mutually agreed by the Parties. In the case of clause (i) above, if a Party determines any such disclosure is so required, the Party making such disclosure shall promptly notify and furnish to the other Party, a reasonable amount of time prior to the proposed time of filing or submitting such disclosure, a copy of such disclosure for review. For the avoidance of doubt, nothing in this Section 6 shall prohibit any disclosure of the terms of this Agreement following the Closing.

7.Termination. This Agreement may be terminated by the written election of either the Purchaser or the USMS if the condition set forth in Section 5(a) has not been satisfied within 4 days of the date of the execution of this Agreement. If the terms of the transaction contemplated by this Agreement are disclosed by either the Purchaser or the USMS to any party besides the United States, the USMS, the Purchaser, Samuel Bankman-Fried, FTX Trading Ltd., Emergent Fidelity Technologies, BlockFi Inc., or any of their agents, then the non-disclosing Party may, without prior notice, unilaterally elect to terminate this Agreement at any time prior to the Closing Date, unless such disclosure (i) was required by law, regulation or other applicable legal, judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process); by applicable U.S. securities laws or the rules or regulations of any national securities exchange; or as may be required by any other governmental or regulating body, including, for the avoidance of doubt, the filing by the Purchaser of any Form 8-K disclosing the terms of this Agreement, with a copy of this Agreement either attached as an exhibit thereto and/or subsequently disclosed in an applicable periodic filing with the SEC, or (ii) was mutually agreed by the Parties.

8.Non-Survival of Representations and Warranties. The Parties, intending to modify the applicable statute of limitations, agree that all representations and warranties in this Agreement shall terminate effective as of the Closing Date and shall not survive Closing for any purpose. None of the USMS, the United States or the Purchaser shall have any recourse with respect to any representations and warranties in this Agreement after the

Closing Date, except that nothing herein shall relieve any Party from any liability or damages resulting from any fraud.

9.Fees, Expenses, and Tax Liability. Whether or not this Agreement and the transactions contemplated hereby are consummated, all costs and expenses (including legal and financial advisory fees and expenses) and all tax liability, if any, incurred in connection with, or in anticipation of, this Agreement and/or the transactions contemplated hereby must be paid by the Party incurring such costs, expenses, and/or tax liability.

10.Governing Law. The enforcement, interpretation, and construction of this Agreement, and all matters relating hereto, will be governed by federal law, and in the event that federal law is silent or inapplicable, and as federal law permits, the laws of the State of Delaware will apply, without giving effect to the conflict of laws principles thereof.

11.Waiver. The failure of any Party at any time or times to require performance of any provision hereof will in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances may be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

12.Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

13.Headings. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

14.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Signatures may be exchanged by Portable Document Format, electronic mail (including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

16.No Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party.

17.No Third Party Beneficiaries. No one will be deemed a third party or other beneficiary of this Agreement, or will have any right or other entitlement in connection with any provision of this Agreement or seek any remedy, or right or entitlement in connection with this Agreement.

18.Further Assurances. Upon the terms and subject to the conditions set forth in this Agreement, the Parties will use their respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement, including but not limited to executing and delivering all documents necessary to the consummation of this Agreement.

19.Interpretation. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date and year first written above:

PURCHASER
Robinhood Markets, Inc.,
a Delaware corporation

/s/ Jason Warnick
By: Jason Warnick
Its: Chief Financial Officer

UNITED STATES MARSHALS SERVICE for and
on behalf of the UNITED STATES OF AMERICA

By: /s/ Wesley Newbold
Name: Wesley Newbold
Title: Chief
Assets Management
Asset Forfeiture Division